As filed with the Securities and Exchange Commission on December 16, 2019. Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AT&T INC.

(Exact name of registrant as specified in its charter)

Delaware	43-1301883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

208 S. Akard Street, Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

AT&T Savings and Security Plan

AT&T Retirement Savings Plan

AT&T Puerto Rico Retirement Savings Plan

BellSouth Savings and Security Plan

(Full title of the plans)

Name, address and telephone number of agent for service:	Please send copies of all communications to:
Stacey Maris	Wayne A. Wirtz
Senior Vice President, Assistant General Counsel and Secretary	Vice President - Associate General Counsel and Assistant Secretary
AT&T Inc.	AT&T Inc.
208 S. Akard	208 S. Akard
Dallas, Texas 75202	Dallas, Texas 75202
(210) 821-4105	(210) 821-4105

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $1.00 per share	200,000,000	$38.045 (1)	$7,609,000,000 (1)	$ 987,648

(1)

The price per share was calculated in accordance with Rule 457(c) and (h) of the Securities Act of 1933 for purposes of calculating the registration fee. The fee was computed based on 200,000,000 shares (using the average of the high and low price of the stock on December 10, 2019).

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split or stock dividend. No additional registration fee is required. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

EXPLANATORY NOTE

This Registration Statement registers an additional 200,000,000 shares of AT&T Inc. common stock to be issued under the AT&T Savings and Security Plan, the AT&T Retirement Savings Plan, the AT&T Puerto Rico Retirement Savings Plan, and the BellSouth Savings and Security Plan (the “Plans”). Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 relating to the Plans (File No. 333-189789 filed on July 3, 2013, File No. 333-173078 filed on March  25, 2011 and File No. 333-162472 filed on October 14, 2009, on behalf of AT&T Inc., and hereinafter referred to as the “Prior Registration Statements”) is hereby incorporated by reference in this Registration Statement. The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and pursuant to Rule 429, the prospectus incorporated herein is combined with and relates to the Prior Registration Statements.

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description of Exhibits

5	Validity opinion of Wayne A. Wirtz, Esq.

23-a	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23-b	Consent of BKD, LLP, Independent Registered Public Accounting Firm

23-c	Consent of Wayne A. Wirtz, Esq. (contained in opinion filed as Exhibit 5)

24	Powers of Attorney of Officers and Directors

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 16th day of December 2019.

AT&T INC.

By:	/s/ John J. Stephens
John J. Stephens
Senior Executive Vice President
and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Principal Executive Officer:	Randall L. Stephenson * Chairman of the Board and Chief Executive Officer

Principal Financial and Accounting Officer:	John J. Stephens Senior Executive Vice President and Chief Financial Officer

By:	/s/ John J. Stephens
John J. Stephens as attorney-in-fact for Mr. Stephenson, the Directors, and on his own behalf as Principal Financial and Accounting Officer

December 16, 2019

DIRECTORS:

Samuel A. Di Piazza, Jr. *	Michael B. McCallister *
Richard W. Fisher *	Beth E. Mooney *
Scott T. Ford *	Matthew K. Rose *
Glenn H. Hutchins *	Cynthia B. Taylor *
William E. Kennard *	Laura D’Andrea Tyson *
Debra L. Lee *	Geoffrey Y. Yang *
Stephen J. Luczo *

*	By power of attorney

The Plans. Pursuant to the requirements of the Securities Act of 1933, the Administrator for the Plans set forth below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 16th day of December 2019.

AT&T Savings and Security Plan
AT&T Retirement Savings Plan
AT&T Puerto Rico Retirement Savings Plan
BellSouth Savings and Security Plan

By: AT&T Services, Inc., Plan Administrator

By:	/s/ John Palmer
John Palmer
Senior Vice President – Human Resources
AT&T Services, Inc.